UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
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February 15, 2007
Date of Report (Date of Earliest Event Reported)
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GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50723 (Commission File Number)	04-3638229 (I.R.S. Employer Identification No.)
701 Mount Lucas Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

609-497-5500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2007, Goldman Sachs Hedge Fund Partners, LLC (“we”, “our”, “us”, the “Company”) entered into an Administration Agreement (the “Agreement”) with SEI Global Services, Inc. (“SEI”). Since March 1, 2004, SEI has served as the sub-administrator to Goldman Sachs Hedge Fund Strategies LLC (“GS HFS”) in connection with the administration of the Company. Following the entering into of this Agreement, GS HFS, which also serves as our investment manager, will cease to serve as our administrator and SEI will serve as our administrator pursuant to the Agreement.

SEI also currently serves as the administrator of each of Goldman Sachs Global Tactical Trading, LLC, Goldman Sachs Global Equity Long/Short, LLC, Goldman Sachs Global Relative Value, LLC and Goldman Sachs Global Event Driven, LLC (collectively, the “Investment Funds”) to which the Company allocates all or substantially all of its assets. SEI also currently serves as the administrator of certain entities formed by GS HFS (“Portfolio Companies”) and managed accounts (“Managed Accounts”) through which the Investment Funds allocate assets to independent investment managers.

The following is a summary of the material terms and conditions of the Agreement and is qualified in its entirety by reference to the Agreement.

Administrative and Accounting Services. Pursuant to the Agreement, SEI will provide the Company with certain accounting and administrative services which, among other things, include calculating the net asset value for the Company, maintaining capital accounts, valuing securities and other assets, including securities which are not readily marketable, assisting in the preparation of financial statements and tax returns, assisting in the preparation and distribution of periodic and other reports including filing such reports with the SEC and other services associated with the Company being a registrant under the Securities Exchange Act of 1934, maintaining a registry of ownership and providing certain other administrative services. In addition, SEI provides the Company with, among other things, office space, utilities, computer equipment and services, and secretarial, clerical and other personnel.

Duration and Termination of this Agreement.  This Agreement will be in effect through and including February 28, 2009 (the “Initial Term”).  After the Initial Term, the term of the Agreement will automatically renew for additional three-year renewal terms (a “Renewal Term”) unless either SEI or the Company gives written notice to the other party at least 180 days prior to the date on which the Initial Term or the then-current Renewal Term is scheduled to expire, that the notifying party has elected to let such term expire.

The Agreement provides for certain circumstances under which the Agreement may be terminated by SEI or the Company or by either party, including, but not limited, in the event of a breach of one or more provisions of the Agreement, which are individually or in the aggregate material to the Agreement, in any material respect by either party and such party has not remedied the breach within 45 days of the date notice of such breach is received.

Compensation; Reimbursement of Expenses. Pursuant to the Agreement the Company has agreed to pay or cause to be paid to SEI such fees and other charges as may from time to time be agreed to in writing by the parties to the Agreement.

Currently, SEI does not receive a fee directly from the Company for its service as the Company’s administrator. However, SEI is entitled to receive an annual per investor servicing charge and will be reimbursed by the Company for all of the reasonable out-of-pocket expenses it incurs in connection with its services to the Company. In addition, the Company will bear its pro rata portion of the fees payable to SEI by the Investment Funds, Portfolio Companies and Managed Accounts through its direct or indirect investment in such entities or accounts.

Indemnification. The Company has agreed to indemnify SEI against any direct damages arising out of (i) any error of judgment of GS HFS, the Company or SEI, any investment made by or on behalf of the Company, or any act or omission of GS HFS, the Company or SEI including, without limitation, any act or omission of SEI in the performance of its duties under the Agreement, subject to certain limitations, or (ii) the willful misfeasance, bad faith or negligence of the Company (or GS HFS acting on its behalf).

Allocation of Charges and Expenses. Pursuant to the Agreement, SEI furnishes, at its own expense, the executive, supervisory, clerical, and other personnel necessary to perform the services in accordance with the terms of the Agreement. SEI also pays all compensation, if any, of officers of the Company who are affiliated persons of SEI or any affiliated corporation of SEI (unless such officers are retained by GS HFS or the Company).

Representations; Covenants and Events of Default. The Agreement contains representations warranties and covenants of SEI and the Company that are customary for administration agreements of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date:  February 15, 2007

GOLDMAN SACHS HEDGE FUND PARTNERS, LLC (Registrant)

By: Goldman Sachs Hedge Fund Strategies LLC Managing Member

By: /s/ Jennifer Barbetta
Jennifer Barbetta Managing Director and Chief Financial Officer